Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the caption “Financial Highlights” in the Prospectus and the reference to our firm in the Statement of Additional Information, including references under the captions “Independent Registered Public Accounting Firm” and “Financial Statements”.

We also consent to the incorporation by reference of our report dated February 25, 2022 with respect to the financial statements and financial highlights of Longleaf Partners Funds Trust (comprising of Longleaf Partners Fund, Longleaf Partners Small-Cap Fund, Longleaf Partners International Fund, and Longleaf Partners Global Fund), included in its Annual Report to Shareholders (Form N-CSR) for the fiscal year ended December 31, 2021, into this Post-Effective Amendment Number 61 to the Registration Statement under the Securities Act of 1933 (Form N-1A, No. 33-10472), filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Cincinnati, Ohio

April 29, 2022